UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2018 (October 5, 2018)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California 92614
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On August 31, 2018, Terra Tech Corp. (the “Company”) entered into a Standard Purchase Agreement (the “Purchase Agreement”) with North Fourth LLC pursuant to which the Company agreed to purchase the real property located at 121 North Fourth Street, Las Vegas, NV 89101 (the “Property”) for a purchase price of $2,700,000. On October 2, 2018, the Company assigned all of its right, title and interest to the Purchase Agreement to its wholly-owned subsidiary, 121 North Fourth Street, LLC (“121 North Fourth Street”) pursuant to an Assignment (the “Assignment”). On October 5, 2018 (the “Closing Date”), 121 North Fourth Street closed on the acquisition of the Property.

Loan Agreement

In connection with the acquisition of the Property, on the Closing Date 121 North Fourth Street entered into a Loan Agreement (the “Loan Agreement”) with RD 121 N Fourth LLC (“RD 121”) pursuant to which RD 121 agreed to lend to 121 North Fourth Street $1,600,000 (the “Loan”) for the purchase of the Property as evidenced by a Secured Promissory Note (the “Note”). The Loan matures on the three (3) year anniversary of the Closing Date; provided that 121 North Fourth Street may extend the maturity date by 12 months by delivering a notice to RD 121 at least 30 days before the stated maturity date. The Loan bears interest at the rate of 12% during the first 12 months, 12.5% during the second 12 months, 13% during the third 12 months, and 13.5% during any extension. 121 North Fourth Street prepaid the first three (3) months of interest on the Loan and additional interest payments are due on the first day of each month starting on the fourth month after the Closing Date. 121 North Fourth Street may prepay the loan, in whole or in part, at any time after the end of the third full month immediately following the Closing Date, without penalty or premium. 121 North Fourth Street paid an origination fee of 2% of the original principal amount of the Loan. Upon the occurrence of an event of default under the Loan Agreement, RD 121 may accelerate the maturity date of the Loan.

Secured Promissory Note

On the Closing Date, 121 North Fourth Street entered into the Note with RD 121 to evidence the Loan made pursuant to the Loan Agreement.

Guaranty Agreement

On the Closing Date, the Company entered into a Guaranty Agreement (the “Guaranty Agreement”) with RD 121 pursuant to which the Company agreed to guaranty 121 North Fourth Street’s obligations under the Loan Agreement, the Note and any other documents or agreements entered into in connection therewith. At any time after an event of default under the Loan Agreement, the Company may elect to convert the then outstanding principal balance and interest due on the Loan into shares of common stock of the Company at a price based on commercially reasonable determinations, plus a default penalty of 130% of the principal balance and interest.

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Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing

On the Closing Date, 121 North Fourth Street entered into a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) with RD 121 pursuant to which 121 North Fourth Street mortgaged in trust its right, title and interest in the Property to RD 121.

The foregoing descriptions of the Purchase Agreement, Assignment, Loan Agreement, Guaranty Agreement, Deed of Trust, and Note are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.51-10.55 and Exhibit 4.53, respectively, to this Current Report on Form 8-K (this “Report”) and which are incorporated by reference herein in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 2.01 in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Report is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.53	Form of Secured Promissory Note
10.51	Standard Purchase Agreement
10.52	Assignment
10.53	Form of Loan Agreement
10.54	Form of Guaranty Agreement
10.55	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: October 12, 2018	By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer

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